SCHEDULE 14A
                          (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934



Filed by the Registrant   X
Filed by a Party other than the Registrant

Check the appropriate box:
___ Preliminary Proxy Statement

___ Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

___ Definitive Proxy Statement
 X  Definitive Additional Materials
___ Soliciting Material Pursuant to Rule 14a-11  or Rule 14a-12


                         CTS CORPORATION
         (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee:

 X  No fee required.


                         CTS CORPORATION
                     905 WEST BOULEVARD NORTH
                      ELKHART, INDIANA 46514

                          April 2, 1998



  Dear Shareholder:

     Enclosed is a press release announcing further steps in CTS' integration of Dynamics Corporation of America. The actions include, among others, the closure of Dynamics' executive offices and realignment of the Board of Directors in connection therewith. We are sending the press release to you because we thought you might find it of interest in connection with our upcoming Annual Meeting of Shareholders on April 24, 1998 and to supplement CTS' proxy statement mailed to you on March 18, 1998.
     If you have not previously submitted a proxy, please do so at your earliest convenience. You may, of course, change your vote if you desire to do so at any time prior to the meeting. An extra proxy card with envelope are enclosed.
     We believe that we are making substantial progress in establishing a platform for long-term, substantial growth. We look forward to seeing you at the Annual Meeting, during which we will review our plans in greater detail.


                                   /S/ Joseph P. Walker

                                   Joseph P. Walker
                                   Chairman, Chief Executive
                                    Officer and President

                                             March 31, 1998

  FOR RELEASE:  Immediately


          CTS ANNOUNCES DYNAMICS INTEGRATION ACTIONS


     Elkhart, IN...March 31, 1998.  CTS Corporation (NYSE:
  CTS) announced key steps in the integration of its acquisition of Dynamics Corporation of America. The Dynamics acquisition was completed in the fourth quarter of 1997.

     The integration of Dynamics' IERC and Reeves-Hoffman businesses into CTS electronics manufacturing operations has been substantially completed. CTS has established a task force, which includes outside advisors, to study the repositioning or possible divestiture of Dynamics' remaining businesses (consisting of its small appliances, power and controlled environmental systems and fabricated metal products and equipment businesses), with the objective of selling, closing or integrating them into CTS' existing businesses by the end of this year. These businesses had combined full year 1997 net sales of $100.1 million and a total book value of $31.6 million at the end of 1997.

     CTS also announced that it would close Dynamics' corporate headquarters in Greenwich, Connecticut by June 30, 1998. In connection with the closure, Andrew Lozyniak and Patrick Dorme, Dynamics' chief executive officer and chief financial officer, respectively, will be retiring effective April 1, 1998, but have agreed to consult with CTS for a transition period. Mr. Lozyniak has agreed to remain a member of the CTS Board of Directors through at least the date of CTS' 1999 annual meeting of shareholders; Mr. Dorme will leave the CTS Board on July 1, 1998. CTS also purchased 226,360 shares of its common stock from these executives at $32.60 per share, the average closing price for the 20 trading days ended March 25th. In addition, Mr. Lozyniak surrendered his option to purchase 300,000 CTS shares in exchange for a payment equal to the spread between $32.60 per share and the $20.83 exercise price. Giving effect to these transactions, CTS may acquire in open-market or privately negotiated transactions up to 320,610 additional shares under its existing Board repurchase authorization.

     "We are pleased with our progress in assimilating the Dynamics organization," said Joseph P. Walker, chairman and chief executive officer of CTS. The closure of Dynamics' headquarters will result in $2.4 million of annual after-tax cost savings, including about half of that amount this year. The costs we will incur in connection with these actions were provided for through the 1997 transaction with DCA. Combined with the approximately $1.0 million of annual after-tax cost savings previously obtained, we expect that cost savings and synergies from the acquisition will be well in excess of our original target of $2.0 million. Finally, we expect the option and share repurchase transactions to be accretive to 1998 earnings per share," Walker said.

                         #  #  #  #  #

     CTS is primarily a diversified manufacturer of electronic components for the automotive, computer equipment and communications equipment markets. The Company, headquartered in Elkhart, Indiana, operates 21 manufacturing plants in the United States and abroad.

     The Company's plans, estimates and beliefs concerning the future contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those reflected herein due to a variety of factors that could affect the Company's operating results, liquidity and financial condition, such as risks associated with the integration of acquired operations, competitive factors and price pressures, shifts in market demand and general economic conditions, foreign operations and developments and other factors.

            CTS CORPORATION                                           PROXY
905 West Boulevard North, Elkhart, Indiana 46514
                                                       This Proxy is Solicited
                                                       on Behalf of the Board of
    Annual Meeting of Shareholders                     Directors
             April 24, 1998                            The undersigned, having
                                                       received the Notice of
                                                       Annual Meeting of
                                                       Shareholders and the
                                                       Proxy Statement hereby
                                                       appoints Joseph P.
                                                       Walker and Jeannine M.
                                                       Davis as proxies, each
                                                       with the power to
                                                       appoint his or her
                                                       substitute, and hereby
                                                       authorizes them to
                                                       represent and to vote,
                                                       as designated below,
                                                       all of the shares of
                                                       Common Stock of CTS
                                                       Corporation held of
                                                       record by the under-
                                                       signed on March 6,
                                                       1998, at the Annual
                                                       Meeting of Share-
                                                       holders to be held on
                                                       April 24, 1998 and at
                                                       any adjournment thereof.


1.   ELECTION OF DIRECTORS    __ FOR ALL nominees listed below

                              __ WITHHOLD AUTHORITY
                                 to vote for all nominees listed below

                              __ FOR SOME of the nominees listed below
                                 (See INSTRUCTION)

 L. J. Ciancia, P. J. Dorme, G. H. Frieling, Jr., A. Lozyniak,
 R. A. Profusek, J. P. Walker

 INSTRUCTION: To withhold authority to vote on any individual nominee, write that nominee's name in the space provided below. This proxy will be voted for all nominees listed above except:

 _________________________________________________________________________
 If not otherwise marked, this Proxy will be voted for the election of all nominees.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof.


This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Signature______________________________

Signature______________________________
If Held Jointly

Dated_____________________________,1998


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